Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Clarivate Plc of our report dated February 26, 2021, except for the effects of the restatement discussed in Note 28 to the consolidated financial statements, the matter discussed in the third to last paragraph of Management’s Report on Internal Control Over Financial Reporting, and the critical audit matter related to the accounting for and valuation of private placement warrants, as to which the date is May 10, 2021, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-239328) of Clarivate Plc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-239328) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 9, 2021